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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-49239 of UNIFAB International, Inc. on Form S-8 and in Registration Statement No. 333-48710 of UNIFAB International, Inc. on Form S-3 in our report dated March 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, described in Note 1), appearing in this Annual Report on Form 10-K of UNIFAB International, Inc. for the year ended December 31, 2002.

/s/  DELOITTE & TOUCHE LLP
New Orleans, Louisiana
March 28, 2003